EXHIBIT 4.13



                       COMPOSITE AMENDMENT NO. 1


    This is COMPOSITE AMENDMENT NO. 1, dated as of April 7, 2004 (this "Amendment"), to the following agreements between Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser"), and Digital Fusion, Inc., a Delaware corporation (the "Company"):

    1. The Digital Fusion, Inc. Securities Purchase Agreement, dated as of July 26, 2002, between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "First Purchase Agreement").

    2. The Convertible Note in the original principal amount of $800,000.00, dated July 26, 2002, and executed by the Company in favor of the Purchaser (as amended, modified or supplemented from time to time, the "First Note").

    3. The Digital Fusion, Inc. Securities Purchase Agreement, dated as of April 29, 2003, between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Second Purchase Agreement").

    4. The Convertible Note in the original principal amount of $266,667, dated April 29, 2003, and executed by the Company in favor of the Purchaser (as amended, modified or supplemented from time to time, the "Second Note").

    Except as set forth below, the terms of the referenced documents remain unchanged and in full force and effect.



I. Amendments and Agreements.
-----------------------------

    1. In consideration of the Purchaser's agreement to enter into this Amendment, the Company hereby agrees to pay to the Purchaser the sum of $25,000 (the "Amendment Fee"). The Amendment Fee shall be earned by the Purchaser upon the execution of this Amendment by the Company, and shall be payable as (and deemed) outstanding principal under the First Note.

    2. Section 2.1 of each of the First Note and the Second Note are hereby deleted in their entirety and, in each case, the following new
Section 2.1 is hereby inserted in lieu thereof:

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    "2.1 Monthly Payments. The Borrower shall repay a principal amount of this Note in accordance with Composite Amendment No. 1 to this Note (and certain other agreements), dated as of April 7, 2004 (to the extent such amount has not been converted pursuant to Article III below), together with interest accrued to date under this Note plus any and all default payments and/or fees owing under the Purchase Agreement or any Related Agreement but not previously paid (collectively, the "Monthly Amount") beginning on February 1, 2005 and on the first day of each consecutive calendar month thereafter (each, a "Repayment Date"); provided that if such first day any calendar month is not a business day, such Repayment Date shall be the first business day that occurs thereafter. On each Repayment Date, the Borrower shall pay to the Holder an amount equal to the Monthly Amount in satisfaction of such obligation.
    Any amount under this Note that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.".

    3. Section 3.1(a) of the First Note is hereby deleted in its entirety and the following new Section 3.1(a) is hereby inserted in lieu thereof:

    "(a) The Holder shall have the right, but not the obligation, to convert the principal portion of this Note and/or interest due and payable on this Note into fully paid and nonassessable shares of common stock of the Borrower into which such common stock shall hereafter be changed or reclassified (the "Common Stock") at the fixed conversion price of $0.922, which fixed conversion price shall be subject to adjustment as provided in Section 3.1(b) hereof (the "Fixed Conversion Price").".

    4. Section 3.1(a) of the Second Note is hereby deleted in its entirety and the following new Section 3.1(a) is hereby inserted in lieu thereof:

    "(a) The Holder shall have the right, but not the obligation, to convert the principal portion of this Note and/or interest due and payable on this Note into fully paid and nonassessable shares of common stock of the Borrower into which such common stock shall hereafter be changed or reclassified (the "Common Stock") at the fixed conversion price of $0.35, which fixed conversion price shall be subject to adjustment as provided in Section 3.1(b) hereof (the "Fixed Conversion Price").".

    5. The First Note is hereby amended by deleting the date "January 26, 2004" contained in the first paragraph thereof and inserting the date "January 2, 2006" in lieu thereof.

    6. The Second Note is hereby amended by deleting the date "April 30, 2005" contained in the first paragraph thereof and inserting the date "January 2, 2006" in lieu thereof.

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


    7. It is hereby agreed that the outstanding principal amount of the First Note on the date hereof (after giving effect to the increase to such principal amount as set forth in Section 1 above) is $340,518.35 and the outstanding principal amount of the Second Note on the date hereof is $266,667.00. Notwithstanding anything to the contrary contained in the First Note, the First Purchase Agreement, the Second Note or the Second Purchase Agreement, such outstanding principal amounts shall be subject to amortization payments in accordance with Section 2.1 of each of the First Note and the Second Note (as in effect after giving effect to this Amendment) in the aggregate amounts, and on the dates, set forth in Schedule A hereto; provided that the Purchaser shall retain all rights to convert such amortization payments to Common Stock in accordance with the terms and conditions of each of the First Note, the First Purchase Agreement, the Second Note and the Second Purchase Agreement . All interest and fees (if applicable) shall continue to accrue on the outstanding principal amount of each of the First Note and the Second Note in accordance with the terms thereof (after giving effect to this Amendment).

    8. Each of Section 5.9 of the First Purchase Agreement and Section
5.9 of the Second Purchase Agreement are hereby deleted in their entirety.

II.      Miscellaneous.
----------------------


    1. This Amendment shall be effective as of the date hereof following the execution of same by the Purchaser and the Company.

    2. There are no other amendments to the First Note, the Second Note, the First Purchase Agreement or the Second Purchase Agreement (other than, in each case, as have been agreed in writing by the parties hereto), and all of the other terms and provisions of each of the First Note, the Second Note, the First Purchase Agreement and the Second Purchase Agreement remain in full force and effect.

    3. The Company hereby represents and warrants to the Purchaser that as of the date hereof all representation and warranties made by the Company in connection with each of the First Note, the Second Note, the First Purchase Agreement, the Second Purchase Agreement and each other agreement entered into in connection therewith are true, correct and complete in all material respects, all of the Company's covenant requirements have been met and no Event of Default (or event that, but for the passage of time, would be an Event of Default) has occurred and is continuing.

    4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable conflict of laws provisions.


    5. This Amendment may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            *  *  *  *

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



    IN WITNESS WHEREOF, this Amendment has been executed as of this 7th day of April, 2004.


LAURUS MASTER FUND, LTD.            DIGITAL FUSION, INC.


By:   /s/ David  Grin             By: /s/ Roy E. Crippen, III
   -----------------------           ----------------------------
Name:   David Grin                Name:  Roy E. Crippen, III
     ---------------------             --------------------------
Title: Managing Partner                 Title:  CEO and President
                                        -------------------------


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




                              SCHEDULE A
                              ----------


                   Amortization Schedule-First Note
                   --------------------------------



          Repayment Date               Principal Amount ($)
             2/1/2005                        28,000.00
             3/1/2005                        28,000.00
             4/1/2005                        28,000.00
             5/1/2005                        28,000.00
             6/1/2005                        28,000.00
             7/1/2005                        28,000.00
             8/1/2005                        28,000.00
             9/1/2005                        28,000.00
             10/1/2005                       28,000.00
             11/1/2005                       28,000.00
             12/1/2005                       28,000.00
     1/2/2006 (Maturity Date)                32,518.35



                   Amortization Schedule-Second Note
                   ---------------------------------



          Repayment Date               Principal Amount ($)
             2/1/2005                        22,000.00
             3/1/2005                        22,000.00
             4/1/2005                        22,000.00
             5/1/2005                        22,000.00
             6/1/2005                        22,000.00
             7/1/2005                        22,000.00
             8/1/2005                        22,000.00
             9/1/2005                        22,000.00
             10/1/2005                       22,000.00
             11/1/2005                       22,000.00
             12/1/2005                       22,000.00
     1/2/2006 (Maturity Date)                24,667.00



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